Exhibit 99.1
Hinge Health reports record first quarter 2026 financial results
San Francisco, California – May 5, 2026 – Hinge Health, Inc. (NYSE: HNGE) today announced financial results for the first quarter ended March 31, 2026.
“We generated $182 million in revenue this quarter with 47% year-over-year growth, well ahead of expectations, driven by the strength of a platform that automates care delivery, improves member outcomes and lowers costs,” said Daniel Perez, Co-Founder and CEO, Hinge Health. “Based on this momentum, we’re raising our full-year revenue outlook by approximately $64 million at the midpoint to $801 million, while expanding non-GAAP operating margin to 26%. We also recently announced our Migraine Care Program, an important step in expanding our platform. We didn’t build this company to stop at digital physical therapy; we built it to transform how healthcare is delivered at scale.”
First Quarter Financial Highlights:
•Revenue increased 47% year-over-year to $182.3 million compared to revenue of $123.8 million in Q1 2025.
•GAAP and Non-GAAP gross margin were 85% compared to 81% in Q1 2025.
•GAAP income from operations increased 144% to $32.1 million compared to GAAP income from operations of $13.1 million in Q1 2025. Non-GAAP income from operations increased 208% to $46.2 million compared to non-GAAP income from operations of $15.0 million in Q1 2025.
•GAAP diluted net income per share was $0.41. Non-GAAP diluted net income per share was $0.45.
•Net cash provided by operating activities increased to $43.1 million compared to net cash provided by operating activities of $4.9 million in Q1 2025. Free cash flow increased to $41.6 million compared to free cash flow of $4.2 million in Q1 2025.
•Cash, cash equivalents, marketable securities and restricted cash were $407.1 million as of March 31, 2026.
•Diluted weighted average share count was 82.4 million, a decrease of 2.5% from the diluted weighted average share count of 84.5 million in Q4 2025.
Company Highlights and Key Metrics as of March 31, 2026:
•LTM calculated billings increased 52% year-over-year to $769.9 million, compared to $507.0 million as of March 31, 2025.
•Number of clients increased 23% year-over-year to 2,849 clients, compared to 2,311 clients as of March 31, 2025.
Financial Outlook:
We are providing the following guidance for our second quarter 2026 and full year 2026:
•Q2 2026: We expect revenue to be between $194 million and $196 million, reflecting year-over-year growth of 40% at the midpoint. We expect non-GAAP income from operations to be between $47 million and $49 million, reflecting year-over-year growth of 84% and non-GAAP operating margin of 25% at the midpoint.
•Full Year 2026: We expect revenue to be between $798 million and $804 million, reflecting year-over-year growth of 36% at the midpoint. We expect non-GAAP income from operations to be between $205 million and $215 million, reflecting year-over-year growth of 76% and non-GAAP operating margin of 26% at the midpoint.

Statement Regarding Use of Non-GAAP Financial Measures
This press release uses non-GAAP financial measures, which are not calculated in accordance with generally accepted accounting principles of the United States (GAAP). For more information about these non-GAAP financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP, please see the “Non-GAAP Financial Measures” section below.
Moreover, we have not reconciled our non-GAAP income from operations guidance to GAAP income from operations because we do not and are not able to provide guidance for GAAP income from operations due to the uncertainty and potential variability of stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and adjustments, such as acquisition related expense, which are reconciling items between non-GAAP and GAAP income from operations. Because such items cannot be provided without unreasonable efforts, we are unable to provide a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures. However, such items could have a significant impact on our future GAAP income from operations.
Hinge Health Earnings Webcast
We will host a conference call and webcast for investors on May 5, 2026 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss our financial results, business highlights and financial outlook. The live webcast of the conference call can be accessed by registering online at ir.hingehealth.com/events-presentations. Following completion of the event, a webcast replay will also be available at ir.hingehealth.com for 12 months.
About Hinge Health
Hinge Health is focused on scaling and automating the delivery of health care. Leveraging an AI-powered care model, wearable devices and access to expert clinicians, Hinge Health delivers personalized, evidence-based care that helps people move beyond pain that improves member outcomes and experiences while reducing costs for clients. The company is headquartered in San Francisco, California.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including filings with the U.S. Securities and Exchange Commission (“SEC”), the investor relations page on our website (ir.hingehealth.com), press releases, public conference calls, and webcasts in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our obligations under Regulation FD.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release may be forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” or “will,” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our expectations regarding our financial position and operating performance, including our outlook and guidance for the second quarter of 2026 and guidance for full year 2026 and our assumptions underlying such guidance; our ability to drive future growth and execute on our goals and strategies; and our expectations regarding our product innovation. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including those more fully described in our filings with the SEC, including in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 3, 2026 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, when filed with the SEC. The forward-looking statements in this press release are based on information available to us as of the date hereof, and we disclaim any obligations to update any forward-looking statements, except as required by law.

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value data)

	March 31,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$186,671	$207,995
Short-term marketable securities	129,196	155,867
Accounts receivable, net of allowance for credit losses of $5,957 and $6,092 as of March 31, 2026 and December 31, 2025, respectively	114,921	66,061
Deferred commissions	34,507	31,344
Inventory	14,167	15,636
Prepaid expenses and other current assets	60,592	57,001
Total current assets	540,054	533,904
Long-term marketable securities	89,769	113,172
Goodwill	64,096	64,096
Intangible assets, net	2,287	2,512
Property, equipment and software, net	11,350	10,490
Operating lease right-of-use assets	5,956	6,861
Other assets	15,259	13,726
Total assets	$728,771	$744,761
Liabilities, redeemable convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$69,476	$57,331
Operating lease liabilities	4,234	4,223
Deferred revenue	340,766	300,855
Total current liabilities	414,476	362,409
Operating lease liabilities, noncurrent	2,735	3,816
Total liabilities	417,211	366,225
Redeemable convertible preferred stock:
Redeemable convertible preferred stock; $0.00001 par value	199,874	199,874
Stockholders’ equity:
Class A common stock, $0.00001 par value	—	—
Class B common stock, $0.00001 par value	—	—
Additional paid-in capital	1,127,902	1,229,678
Accumulated other comprehensive loss	(348)	(20)
Accumulated deficit	(1,015,868)	(1,050,996)
Total stockholders’ equity	111,686	178,662
Total liabilities, redeemable convertible preferred stock and stockholders’ equity	$728,771	$744,761

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue	$182,307	$123,825
Cost of revenue	28,074	23,592
Gross profit	154,233	100,233
Operating expenses:
Research and development	30,338	23,499
Sales and marketing	68,802	46,716
General and administrative	23,024	16,881
Total operating expenses	122,164	87,096
Income from operations	32,069	13,137
Other income:
Other income, net	3,873	5,000
Net income before income taxes	35,942	18,137
Provision for income taxes	814	998
Net income	$35,128	$17,139
Adjustment to reflect deemed contribution from Series D and Series E redeemable convertible preferred stock extinguishment	—	104,174
Undistributed earnings attributable to participating securities	(1,117)	—
Net income attributable to common stockholders, basic	$34,011	$121,313
Net income attributable to common stockholders, diluted	$34,061	$121,313
Net income attributable to common stockholders per share:
Basic	$0.43	$7.91
Diluted	$0.41	$1.31
Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	78,619	15,332
Diluted	82,394	92,746

HINGE HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities:
Net income	$35,128	$17,139
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,173	1,303
Stock-based compensation	11,692	7
Amortization of deferred commissions	16,205	9,190
Accretion of discounts and amortization of premiums on marketable securities, net	135	49
Non-cash operating lease expense	905	845
Provision for credit losses	—	886
Deferred income taxes	—	6
Other	—	(2)
Changes in operating assets and liabilities:
Accounts receivable	(48,860)	(34,280)
Deferred commissions	(20,603)	(10,630)
Inventory	1,470	(1,912)
Prepaid expenses and other current assets	(3,590)	8,134
Other assets	(658)	(274)
Accounts payable and accrued liabilities	11,246	15,710
Operating lease liabilities	(1,070)	(941)
Deferred revenue	39,910	(305)
Net cash provided by operating activities	43,083	4,925
Investing activities:
Purchase of property and equipment	(83)	(51)
Capitalized internal use software	(1,447)	(706)
Purchases of marketable securities	(58,956)	(90,172)
Maturities of marketable securities	108,567	73,598
Acquisition of a business	—	(4,000)
Net cash provided by (used in) investing activities	48,081	(21,331)
Financing activities:
Proceeds from exercise of common stock options	410	97
Repurchase and retirement of common stock	(104,966)	—
Tax withholdings on settlement of restricted stock units and performance-based restricted stock units	(8,292)	—
Proceeds from repayment of non-recourse loans to employees	—	4,934
Payments for deferred offering costs	—	(927)
Net cash provided by (used in) financing activities	(112,848)	4,104
Net decrease in cash, cash equivalents and restricted cash	(21,684)	(12,302)
Cash, cash equivalents, and restricted cash, beginning of period	209,796	302,586
Cash, cash equivalents, and restricted cash, end of period	$188,112	$290,284
Reconciliation of cash, cash equivalents, and restricted cash to the unaudited condensed consolidated balance sheets:
Cash and cash equivalents	$186,671	$288,482
Restricted cash	1,441	1,802
Total cash, cash equivalents, and restricted cash	$188,112	$290,284

Glossary of Terms
LTM Calculated Billings: We believe calculated billings on a last 12-months basis helps investors better understand our performance for a particular period given the seasonality in our model due to quarterly fluctuations based on the timing of new client launches and number of intra-year launches. We anticipate that this seasonality will continue and therefore focus on LTM calculated billings. Our revenue generally does not reflect this seasonality and these quarterly fluctuations given that we recognize revenue ratably over the term that members have access to our platform. LTM calculated billings are defined as total revenue, plus the change in deferred revenue, less the change in contract assets for a given 12-month period.
Clients: We view this number as an important metric to assess the performance of our business as an increased number of clients drives growth, increases brand awareness, and helps provide scale to our business. Clients are defined as businesses or organizations, which we call entities, that have at least one active agreement with us at the end of a particular period. Entities that procure our platform through our partners are counted as individual clients. We do not count our partners as clients, unless they also separately have at least one active client agreement with us. When a partner has an agreement with us for their fully-insured population, that partner is deemed to be one client, despite there being multiple fully-insured employers within that entity that have access to our platform.
Non-GAAP Financial Measures
In addition to our results prepared in accordance with GAAP, we believe the following non-GAAP financial measures, including non-GAAP gross profit and gross margin, non-GAAP income from operations and operating margin, non-GAAP operating expenses, non-GAAP net income attributable to common stockholders, diluted, non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as "non-GAAP diluted net income per share") and free cash flow and free cash flow margin included in this press release, provide users of our financial information with additional useful information in evaluating our performance and liquidity and allows them to more readily compare our results across periods without the effect of non-cash and other items as detailed below. Additionally, our management and board of directors use our non-GAAP financial measures to evaluate our performance and liquidity, identify trends and make strategic decisions.
There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Our non-GAAP financial measures should not be considered in isolation or as alternatives to gross profit, gross margin, income from operations, net income attributable to common stockholders, net income per share attributable to common stockholders, net cash provided by (used in) operating activities or any other measure of financial performance calculated and presented in accordance with GAAP.
Non-GAAP Gross Profit and Gross Margin
We define non-GAAP gross profit as gross profit presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, and amortization of intangible assets. We define non-GAAP gross margin as non-GAAP gross profit divided by revenue.
The principal limitation of non-GAAP gross profit and non-GAAP gross margin is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Income From Operations and Operating Margin
We define non-GAAP income from operations as income from operations presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses. We define non-GAAP operating margin as non-GAAP income from operations divided by revenue.

The principal limitation of non-GAAP income from operations and non-GAAP operating margin is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Operating Expenses
We define non-GAAP operating expenses as operating expenses presented in accordance with GAAP, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation expense, employer payroll tax expense related to stock-based compensation, amortization of intangible assets and acquisition-related expenses.
The principal limitation of non-GAAP research and development expenses, non-GAAP sales and marketing expenses and non-GAAP general and administrative expenses is that they exclude significant expenses that are required by GAAP to be recorded in our unaudited condensed consolidated financial statements, including non-cash expenses, and the impact of non-recurring charges that we do not consider to be indicative of our ongoing core operations.
Non-GAAP Net Income Attributable to Common Stockholders, Diluted and Non-GAAP Net Income Per Share Attributable to Common Stockholders, Diluted
We define non-GAAP net income attributable to common stockholders, diluted and non-GAAP net income per share attributable to common stockholders, diluted (which we refer to as “non-GAAP diluted net income per share”) as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, diluted, respectively, adjusted to exclude non-cash, non-operational and non-recurring items, including stock-based compensation, employer payroll taxes related to stock-based compensation, amortization of intangible assets, acquisition-related expenses and the income tax effects related to non-GAAP adjustments.
Free Cash Flow and Free Cash Flow Margin
We define free cash flow as net cash provided by (used in) operating activities plus cash used for employer payroll taxes at IPO related to stock-based compensation less purchases of property, equipment and software (including capitalized internal-use software). We believe that free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by our operations that, after taking into account the employer payroll taxes paid as part of the vesting of shares at IPO as well as investments in property, equipment and software (including capitalized internal-use software), can be used for strategic initiatives, including investing in our business and strengthening our financial position. The principal limitation of free cash flow is that it does not represent the total increase or decrease in our cash balance for a given period. We define free cash flow margin as free cash flow divided by revenue.
We adjust the following items from one or more of our non-GAAP financial measures:
Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding our operating performance.
Employer payroll tax expense related to stock-based compensation. We exclude expenses for employer payroll taxes related to stock-based compensation from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise, vesting or sale of underlying equity awards and the price of our common stock at the time of exercise, vesting or sale which may vary from period to period independent of the operating performance of our business.
Amortization of intangible assets. We exclude amortization of intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operating performance of our business.
Acquisition-related expenses. We exclude certain charges that are attributable to acquiring businesses. We exclude these charges because we do not believe these charges have a direct correlation to the operating performance of our business.

Income tax effect of non-GAAP adjustments. We exclude the valuation allowance that is attributable to our non-GAAP income beginning in 2025. For the quarter ended March 31, 2026 we used a forecasted annual tax rate of 24% and for the quarter ended March 31, 2025 we used an annual tax rate of 20%. These tax rates reflect current available information, as well as other factors and assumptions. We will periodically re-evaluate this tax rate, as necessary, for significant events, relevant tax law changes, material changes in the forecasted geographic earnings mix, and any significant transactions.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except percentages)
Reconciliation of GAAP to Non-GAAP Financial Measures:

	Three Months Ended March 31,
	2026	2025
GAAP gross profit	$154,233	$100,233
GAAP gross margin	85%	81%
Non-GAAP adjustments:
Stock-based compensation expense (1)	837	—
Employer payroll tax expense related to stock-based compensation	105	—
Amortization of intangible assets	225	181
Non-GAAP gross profit	$155,400	$100,414
Non-GAAP gross margin	85%	81%

	Three Months Ended March 31,
	2026	2025
GAAP income from operations	$32,069	$13,137
GAAP operating margin	18%	11%
Non-GAAP adjustments:
Stock-based compensation expense (1)	11,692	7
Employer payroll tax expense related to stock-based compensation	1,484	—
Amortization of intangible assets	225	181
Acquisition-related expenses	694	1,631
Non-GAAP income from operations	$46,164	$14,956
Non-GAAP operating margin	25%	12%
(1)Stock-based compensation expense:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$837	$—
Research and development	3,433	—
Sales and marketing	4,004	—
General and administrative	3,418	7
Total stock-based compensation expense	$11,692	$7

HINGE HEALTH, INC.
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
GAAP net income attributable to common stockholders, diluted	$34,061	$121,313
Non-GAAP adjustments:
Stock-based compensation expense (1)	11,692	7
Employer payroll tax expense related to stock-based compensation	1,484	—
Amortization of intangible assets	225	181
Acquisition-related expenses	694	1,631
Income tax effect of non-GAAP adjustments	(11,196)	(2,992)
Other dilutive	(88)	—
Non-GAAP net income attributable to common stockholders, diluted	$36,872	$120,140

Non-GAAP net income attributable to common stockholders per share, diluted	$0.45	$1.30

Weighted average shares used in computing non-GAAP net income per share attributable to common stockholders, diluted	82,394	92,746

	Three Months Ended March 31,
	2026	2025
GAAP net income per share attributable to common stockholders, diluted	$0.41	$1.31
Non-GAAP adjustments:
Stock-based compensation expense (1)	0.14	—
Employer payroll tax expense related to stock-based compensation	0.02	—
Amortization of intangible assets	0.01	—
Acquisition-related expenses	0.01	0.02
Income tax effect of non-GAAP adjustments	(0.14)	(0.03)
Non-GAAP net income per share attributable to common stockholders, diluted	$0.45	$1.30
(1)For details on stock-based compensation expense, see above.
(2)Some columns may not add due to rounding.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,
	2026	2025
GAAP research and development	$30,338	$23,499
GAAP research and development as a percentage of revenue	17%	19%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(3,433)	—
Employer payroll tax expense related to stock-based compensation	(672)	—
Acquisition-related expenses	(694)	(1,458)
Non-GAAP research and development	$25,539	$22,041
Non-GAAP research and development as a percentage of revenue	14%	18%

	Three Months Ended March 31,
	2026	2025
GAAP sales and marketing	$68,802	$46,716
GAAP sales and marketing as a percentage of revenue	38%	38%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(4,004)	—
Employer payroll tax expense related to stock-based compensation	(409)	—
Non-GAAP sales and marketing	$64,389	$46,716
Non-GAAP sales and marketing as a percentage of revenue	35%	38%

	Three Months Ended March 31,
	2026	2025
GAAP general and administrative	$23,024	$16,881
GAAP general and administrative as a percentage of revenue	13%	14%
Non-GAAP adjustments:
Stock-based compensation expense (1)	(3,418)	(7)
Employer payroll tax expense related to stock-based compensation	(298)	—
Acquisition-related expenses	—	(174)
Non-GAAP general and administrative	$19,308	$16,700
Non-GAAP general and administrative as a percentage of revenue	11%	13%
(1)For details on stock-based compensation expense, see above.

HINGE HEALTH, INC.
(unaudited)
(in thousands, except for percentages)

	Three Months Ended March 31,
	2026	2025
Net cash provided by operating activities	$43,083	$4,925
Operating cash flow margin	24%	4%
Less purchases of property, equipment and software (including capitalized internal use software)	(1,530)	(757)
Free cash flow	$41,553	$4,168
Free cash flow margin	23%	3%
Net cash (used in) provided by investing activities	$48,081	$(21,331)
Net cash (used in) provided by financing activities	$(112,848)	$4,104

Investor Relations Contact:
ir@hingehealth.com

Media Contact:
media@hingehealth.com